                        AGREEMENT AND PLAN OF ACQUISITION


                                     BETWEEN


                              CLEARWORKS.NET, INC.

                                       AND

                      CLEARWORKS INTEGRATION SERVICES, INC.

                                       AND

                          UNITED COMPUTING GROUP, INC.

                                       AND

                          UNITED CONSULTING GROUP, INC.

                                       AND

                      THE SHAREHOLDERS OF UNITED COMPUTING
                  GROUP, INC. AND UNITED CONSULTING GROUP, INC.












                             Dated December 30, 1999

                        AGREEMENT AND PLAN OF ACQUISITION

         THIS AGREEMENT AND PLAN OF ACQUISITION (hereinafter referred to as this "Agreement"), is entered into as of this 30th day of December 1999, by and among ClearWorks.net, Inc., a Delaware corporation ("ClearWorks"), ClearWorks Integration Services, Inc., a Texas corporation ("ClearWorks Integration"), United Computing Group, Inc., a Texas corporation, United Consulting Group, Inc., a Texas Corporation (hereinafter collectively referred to as the "Companies"), and those persons identified in Schedule A-1 attached hereto who are the beneficial owners of 100% of the outstanding capital stock of the Companies (hereinafter collectively referred to as the "Shareholders").

                                    PREMISES

         This Agreement provides for the acquisition by ClearWorks of all of the issued and outstanding shares of the Companies in exchange for voting shares of the Companies, on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to Sections 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                    OF CLEARWORKS AND CLEARWORKS INTEGRATION

         As an inducement to, and to obtain the reliance of the Shareholders, ClearWorks and ClearWorks Integration represents and warrants as follows:

         Section 1.01 ORGANIZATION. ClearWorks and ClearWorks Integration are corporations duly organized, validly existing, and in good standing under the laws of the state of Delaware and Texas, respectively. ClearWorks and ClearWorks Integration have the corporate power and are duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by them or the nature of the business transacted by them requires qualification. Included in SCHEDULE 1.01 are complete and correct copies of the certificate of incorporation, as amended, and bylaws of ClearWorks and ClearWorks Integration as in effect on the date hereof. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the certificates of incorporation or bylaws. ClearWorks and ClearWorks Integration have taken all action required by laws, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. ClearWorks and ClearWorks Integration have full power, authority, and legal right and has taken all action required by law, their certificates of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 CAPITALIZATION. The authorized capitalization of ClearWorks consists of 50,000,000 shares of common stock, $.001 par value per share, of which 18,818,159 shares are currently issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value, of which no shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. The authorized capitalization of ClearWorks Integration consists of 10,000 shares of common stock, $.01 par value per share, of which 10,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

         Section 1.03 FINANCIAL STATEMENTS.

                  (a) ClearWorks incorporates by reference into this Agreement all financial statements included in its filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                  (b) ClearWorks has filed all state, federal, or local income tax returns required to be filed by it from inception to the date hereof. ClearWorks does not owe any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) through the date hereof, for which ClearWorks may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, ClearWorks does not owe any accrued and unpaid taxes to date of this Agreement.

                  (c) The books and records, financial and otherwise, of ClearWorks are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (d) ClearWorks has good and marketable title to its assets and, except as set forth in the financial statements of ClearWorks or the notes thereto, have no material contingent liabilities, direct or indirect, matured or unmatured.

         Section 1.04 SEC FILINGS. As of the date of this Closing, ClearWorks represents that all its filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended were prepared in accordance with Regulation S-B. ClearWorks represents that it has filed all reports required to be filed pursuant
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, including any reports required to be filed on Form 8-K and that to its knowledge, no events have occurred that would require a filing on Form 8-K in the future, excluding any filing required due to the completion of the transaction contemplated by this Agreement.

         Section 1.05 INFORMATION. The information concerning ClearWorks and ClearWorks Integration set forth in this Agreement, in the SEC filings discussed in Section 1.04 above, and in the Schedules attached hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 1.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, since September 30, 1999:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of ClearWorks or ClearWorks Integration; or (ii) any damage, destruction, or loss to ClearWorks or ClearWorks Integration (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of ClearWorks or ClearWorks Integration s;

                  (b) Except as provided in SCHEDULE 1.06(b), ClearWorks or ClearWorks Integration have not (i) amended their certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ClearWorks or ClearWorks Integration; (iv) made any material change in their method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

                  (c) ClearWorks or ClearWorks Integration have not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ClearWorks balance sheet; or (iii) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ClearWorks or ClearWorks Integration;

                  (d) to the best knowledge of the ClearWorks or ClearWorks Integration, ClearWorks or ClearWorks Integration have not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of ClearWorks or ClearWorks Integration.

                  (e) ClearWorks represents that on December 13, 1999 it completed a private placement, in compliance with Section 4(2) of the Securities Act of 1933, as amended, in which it received a commitment for $5 million, of which it has received, as of the date hereof, $3 million in cash.

         Section 1.07 LITIGATION AND PROCEEDINGS. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of ClearWorks or ClearWorks Integration after reasonable investigation, threatened by or against ClearWorks or ClearWorks Integration or affecting ClearWorks or ClearWorks Integration or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ClearWorks or ClearWorks Integration does not have any knowledge of any default on their part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default, except those disclosed in ClearWorks Form 10-QSB for the quarter ended September 30, 1999. ClearWorks further represents that the resolution of any of the litigation disclosed in its Form 10-QSB for the quarter ended September 30, 1999 will not have a material adverse affect on its business or financial condition.

         Section 1.08 MATERIAL CONTRACT DEFAULTS. ClearWorks or ClearWorks Integration is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of ClearWorks or ClearWorks Integration and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ClearWorks or ClearWorks Integration has not taken adequate steps to prevent such a default from occurring.

         Section 1.09 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ClearWorks or ClearWorks Integration is a party or to which any of its properties or operations are subject.

         Section 1.10 GOVERNMENTAL AUTHORIZATIONS. ClearWorks and ClearWorks Integration have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ClearWorks or ClearWorks Integration of this Agreement and the consummation by ClearWorks or ClearWorks Integration of the transactions contemplated hereby.

         Section 1.11 COMPLIANCE WITH LAWS AND REGULATIONS. ClearWorks and ClearWorks Integration have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ClearWorks or ClearWorks Integration or except to the extent that noncompliance would not result in the incurrence of any material liability for ClearWorks or ClearWorks Integration.

         Section 1.12 APPROVAL OF AGREEMENT. The board of directors of ClearWorks and ClearWorks Integration have authorized the execution and delivery of this Agreement and have approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of ClearWorks or ClearWorks Integration for their approval with the recommendation that the reorganization be accepted if it has been deemed necessary.

         Section 1.13 LABOR RELATIONS. ClearWorks or ClearWorks Integration have not had a work stoppage resulting from labor problems. To the knowledge of ClearWorks or ClearWorks Integration, no union or other collective bargaining organization is organizing or attempting to organize any employee of ClearWorks or ClearWorks Integration.


                                   ARTICLE II


                   REPRESENTATIONS, COVENANTS, AND WARRANTIES

                              OF THE SHAREHOLDERS

         As an inducement to, and to obtain reliance of ClearWorks and ClearWorks Integration, the Shareholders represent and warrant as follows:


         Section 2.01 OWNERSHIP OF THE COMPANIES' SHARES. Each of the Shareholders hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of shares set forth opposite its name at the foot of this agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such shareholder has full right, power, and authority to transfer, assign, convey, and deliver its shares; and delivery of such shares at the closing will convey to ClearWorks good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

         Section 2.02 INVESTMENT REPRESENTATIONS. Each Shareholder is an "accredited investor" as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to ClearWorks so that he is capable of evaluating the merits and risks of his investment in ClearWorks and has the capacity to protect his or her own interests.

                                   ARTICLE III

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                                OF THE COMPANIES

         As an inducement to, and to obtain the reliance of ClearWorks, the Companies represents and warrants as follows:

         Section 3.01 ORGANIZATION. Except as set forth in SCHEDULE 6.01, the Companies are corporations duly organized, validly existing, and in good standing under the laws of the state of Texas. The Companies have the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in SCHEDULE 3.01 are complete and correct copies of the articles of incorporation, as amended, and bylaws of the Companies as in effect on the date hereof. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of these articles of incorporation or bylaws. The Companies have taken all action required by laws, their articles of incorporation, their bylaws, or otherwise to authorize the execution and delivery of this Agreement. The Companies have full power, authority, and legal right and has taken all action required by law, their certificate of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

         Section 3.02 CAPITALIZATION. The authorized capitalization of United Computing Group, Inc. consists of 1,000,000 shares of common stock, $.01 par value per share, of which 1,800 shares are currently issued and outstanding. The authorized capitalization of United Consulting Group, Inc. consists of 100,000 shares of common stock, $1.00 par value per share, of which 1,286 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. There are no treasury shares of either of the Companies currently issued or outstanding. There are no other options, warrants, rights or convertible securities, outstanding to purchase any capital stock of the Companies.

         Section 3.03 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. The Companies do not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.


         Section 3.04 FINANCIAL STATEMENTS.

                  (a) Included in SCHEDULE 3.04(a) are unaudited financial statements for each of the Companies for the period ended November 30, 1999.

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The unaudited balance sheets presents fairly as of their date the financial condition of the Companies. The Companies did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company in accordance with generally accepted accounting principles.

                  (c) The Companies have filed all state, federal, and local income tax returns required to be filed by it from inception to the date hereof. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (d) The Companies do not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) through the date hereof, for which the Companies may be liable in their own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, the Companies do not owe any accrued and unpaid taxes to date of this Agreement.

                  (e) The books and records, financial and otherwise, of the Companies are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) The Companies have good and marketable title to their assets and, except as set forth in SCHEDULE 3.04(f) or as pledged in the ordinary course of business or as set forth in the financial statements of the Companies or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

         Section 3.05 INFORMATION. The information concerning the Companies set forth in this Agreement and in Schedules attached hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since November 30, 1999:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of the Companies or (ii) any damage, destruction, or loss to the Companies (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Companies;

                  (b) The Companies have not (i) amended their articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of The Companies; (iv) made any material change in their method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

                  (c) The Companies have not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheets of the Companies, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of their material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Companies; or
         (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of the Companies, the Companies have not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Companies.

         Section 3.07 TITLE AND RELATED MATTERS. Except as set forth in SCHEDULE 3.04(f), the Companies have good and marketable title to all of their properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) except as pledged in the ordinary course of business. Except as pledged in the ordinary course of business, the Companies own, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Companies' business. No third party has any right to, and the Companies have not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Companies or any material portion of their properties, assets, or rights.

         Section 3.08 LITIGATION AND PROCEEDINGS. Except as set forth in
SCHEDULE 3.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Companies after reasonable investigation, threatened by or against the Companies or affecting the Companies or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Companies do not have any knowledge of any default on their part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

         Section 3.09  CONTRACTS.

                  (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which the Companies are a party or by which it or any of their assets, products, technology, or properties are bound outside of the ordinary course of business;

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which the Companies are a party or by which their properties are bound and which are material to the operations of the Companies taken as a whole are valid and enforceable by the Companies in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) The Companies are not a party to or bound by, and the properties of the Companies are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as the Companies can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of the Companies; and

                  (d) Except as incurred in the ordinary course of business or reflected in the most recent unaudited balance sheets of the Companies, the Companies are not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) collective bargaining agreement; or (iv) contract agreement with any present or former officer or director of the Companies or (viii) contract, agreement, or other commitment involving payments by it of more than $25,000 in the aggregate.

         Section 3.10 MATERIAL CONTRACT DEFAULTS. The Companies are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Companies and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Companies have not taken adequate steps to prevent such a default from occurring.

         Section 3.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which the Companies are a party or to which any of their properties or operations are subject.

         Section 3.12 GOVERNMENTAL AUTHORIZATIONS. The Companies have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct their business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Companies of this Agreement and the consummation by the Companies of the transactions contemplated hereby.

         Section 3.13 COMPLIANCE WITH LAWS AND REGULATIONS. The Companies have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Companies or except to the extent that noncompliance would not result in the incurrence of any material liability for the Companies.

          Section 3.14 APPROVAL OF AGREEMENT. The board of directors of the Companies have authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby.

         Section 3.15 LABOR RELATIONS. The Companies have not had a work stoppage resulting from labor problems. To the knowledge of the Companies, no union or other collective bargaining organization is organizing or attempting to organize any employee of the Companies.


                                   ARTICLE IV

                                PLAN OF EXCHANGE

         Section 4.01 THE EXCHANGE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.04), each of the Shareholders hereby agrees to assign, transfer, and deliver to ClearWorks Integration, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the number of shares of common stock set after his signature at the foot of this Agreement, in the aggregate constituting all of the issued and outstanding shares of common stock of the Companies, or 1,286 shares of United Consulting Group, Inc. and 1,800 shares of United Computing Group, Inc., and ClearWorks agrees to acquire such shares on such date by issuing and delivering in exchange therefor solely shares of ClearWorks restricted common stock, par value $0.001, in the amount of 2,000,000 shares of ClearWorks common stock to the individuals set forth in SCHEDULE 4.01. At the Closing, each of the Shareholders shall, on surrender of his certificate or certificates representing such Companies' shares to ClearWorks, be entitled to receive a certificate or certificates evidencing shares of the Exchanged ClearWorks Stock as provided herein. No fractional shares of ClearWorks shall be issued to the Shareholders, and each Shareholder entitled to receive such fractional shares shall receive the number of shares of ClearWorks Common Stock rounded to the nearest whole number. Upon the consummation of the transaction contemplated herein, all shares of capital stock of the Companies shall be held by ClearWorks Integration, and the Companies shall be wholly owned subsidiaries of ClearWorks Integration.

         Section 4.02 FURTHER CONSIDERATION.

                  (a) OPTION SHARES. ClearWorks agrees to enter into the option agreements set forth in Schedule 4.02(a) with Kevan Casey and Tommy Allen. ClearWorks agrees that within thirty days of the execution of this Agreement, it will register the shares of ClearWorks common stock underlying the option agreements set forth in Schedule 4.02(a) on a Form S-8 registration statement.

                  (b) OTHER.

                           (1) On the Closing Date, ClearWorks agrees to pay
                  $500,000 to the Companies. The payment will be made by wire transfer, to the following account #1085794, Union Planters Bank, "United Computing Group, Inc."

                           (2) ClearWorks acknowledges that on or prior to the
                  Closing Date, the Companies will re-pay loans to Charles Casey in the amount of $85,000 and to Kevan Casey in the amount of $69,110.55, and that the Companies will make payments to the specific Shareholders, as set forth in SCHEDULE 4.02(b)(2), which shall represent the total shareholders' equity of the Companies on November 30, 1999, as set forth in the Companies unaudited financial statements for the period ended November 30, 1999 (the "November Equity"). Further, upon the completion of the audit of the Companies for the year ended December 31, 1999, the specific Shareholders will receive an additional payment, in the percentages as set forth in SCHEDULE 4.02(b)(2), equal to the total shareholders' equity of the Companies as determined by such audit at December 31, 1999, such payment to be made to the Shareholders no later than April 30, 2000 by Kevan Casey as an officer of the Companies. ClearWorks acknowledges that its approval or the approval of Michael T. McClere, as a director of the Companies, is not required prior to payment. ClearWorks acknowledges that the Companies may not have sufficient cash to make the foregoing payments, and understands that the Companies may utilize the $500,000 payment in Section 4.02(b)(1) to make such payments.

         Section 4.03 BUYBACK OPTION.

                  (a) Shareholders, at the sole discretion of Kevan Casey as representative of Shareholders, shall have the right to purchase 100% of the stock of the Companies by rescinding 75% of the ClearWorks common stock issued in this Agreement, up to twelve months from the Closing Date (the "Rescission Period") for the following reasons:

                           (1) If the closing bid price of ClearWorks' common
                  stock, as last reported on the principal national securities exchange or NASDAQ stock market, including the OTC Electronic Bulletin Board, on which the common stock is listed or admitted to trade, is less than or equal to $1.50 per share for (i) any 45 consecutive days commencing the date herewith,
                  (ii) any ten consecutive days commencing November 1, 2000, or
                  (iii) any five consecutive days commencing December 1, 2000;
                  or

                           (2) If ClearWorks does not provide Companies,
                  collectively, sufficient working capital to maintain a positive working capital ratio of not less than 1.2 to 1.0 (the "Working Capital Ratio"), commencing as of March 1, 2000 until December 31, 2000.


                  (b) During the Rescission Period, United Computing Group and United Consulting Group will remain as separate legal entities as wholly owned subsidiaries of ClearWorks Integration.


                  (c) Working Capital Ratio will be determined monthly by the Companies as follows. On or prior to the tenth day following the end of each month during the Rescission Period, the President of the Companies shall deliver to ClearWorks a letter setting forth the Working Capital Ratio for such month based on the account of the Companies. Upon notice that the Working Capital Ratio is less than 1.2 to 1.0, ClearWorks may dispute the calculation of the Working Capital Ratio as follows. If ClearWorks disputes the calculation of the Working Capital Ratio, within five days from the original notice that the Working Capital Ratio is deficient, ClearWorks shall instruct its independent outside auditing firm to determine the Working Capital Ratio, such determination to be made within five days of ClearWorks notice of dispute. Upon determination of the Working Capital Ratio from ClearWorks' independent auditing firm, Kevan Casey may, within five days, dispute such determination. If such determination is disputed, ClearWorks shall instruct the accounting firm of Arthur Anderson to determine the Working Capital Ratio, such determination to be made within ten days of appointment of such independent accounting firm and such determination to be final, conclusive, and binding on all parties to this Agreement.

                  (d) If the Shareholders exercise their right to re-purchase 100% of their common stock pursuant to this section, ClearWorks shall return 100% of Companies common stock to the Shareholders and the Shareholders shall return an aggregate of 75% of ClearWorks' common stock issued pursuant to this Agreement, on a pro rata basis based on the number of ClearWorks' common stock received, such mutual actions to be within five days of notice of such re-purchase. If 100% of the Companies common stock is not returned within the five day period set forth in this section, ClearWorks, by execution of this Agreement, hereby authorizes the Companies to cancel all shares of the Companies common stock issued pursuant to this Agreement to ClearWorks. If 75% of ClearWorks common stock is not returned within the five day period set forth in this section, Shareholders, by execution of this Agreement, hereby authorize ClearWorks to cancel shares of ClearWorks common stock issued pursuant to this Agreement to Shareholders, such that, after all shares of ClearWorks common stock has been returned pursuant to this section and after ClearWorks has canceled shares of ClearWorks common stock pursuant to this section, an aggregate of no more than 75% of ClearWorks common stock is returned or canceled.

                  (e) If the Companies exercise their right to re-purchase 100% of their common stock pursuant to this section, effective the date of the Companies notice to exercise such right, Michael T. McClere shall resign as Director of the Companies.

         Section 4.04 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), no later than Thursday, December 30, 1999 provided that the covenants and conditions set forth in Articles V, VI and VII have been satisfied. Such Closing shall take place at (a) the offices of ClearWorks.net, Inc., 2450 Fondren, Suite 200, Houston, Texas 77063, at 10:00 a.m., or (b) at such other mutually agreeable time and place.

          Section 4.05  CLOSING EVENTS.  At the Closing:

                   (a) each Shareholder of the Companies common stock shall surrender and deliver, within four business days of execution of this Agreement, to ClearWorks Integration the certificate or certificates representing all of such shares of the Companies common stock;

                   (b) ClearWorks shall deliver or shall cause to be delivered, within four business days of execution of this Agreement, to each of the Shareholders a certificate or certificates representing the number of shares of ClearWorks' common stock as such Shareholder is entitled to receive in connection with this Agreement;

                   (c) ClearWorks shall make the payment set forth in Section 4.02(b)(1) of this Agreement;

                   (d) Companies shall have repaid loans made to it by Kevan Casey and Charles Casey and distribute any remaining shareholders equity to the Shareholders, as set forth in Section 4.02(b)(2);

                   (e) Kevan Casey and Tommy Allen shall execute the Employment Agreements as set forth in SCHEDULE 4.05(f); and

                   (f) ClearWorks, ClearWorks Integration, the Companies, and Kevan Casey shall execute the Voting Agreement as set forth in
          SCHEDULE 4.05(g).


                                    ARTICLE V

                                SPECIAL COVENANTS

         Section 5.01 BOARD OF DIRECTORS ACTION BY CLEARWORKS, CLEARWORKS INTEGRATION, AND THE COMPANIES. Prior to the Closing, the Board of Directors of ClearWorks, ClearWorks Integration, and the Companies, shall:

                  (a) effect the authorization and approval of this Agreement and the transactions contemplated thereby; and

                  (b) take such other actions as the directors may determine are appropriate.

         Section 5.02 ACCESS TO PROPERTIES AND RECORDS. ClearWorks, ClearWorks Integration, and the Companies will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of each other as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the case may be, as the other shall from time to time reasonably request.

         Section 5.03 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE EXCHANGED STOCK. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the ClearWorks common stock to the Shareholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933, as amended, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Shareholders acquire such securities. Shareholder acknowledge that ClearWorks may rely upon the representation made in Section 2.02 of this Agreement in making such issuances.

         Section 5.04 THIRD PARTY CONSENTS AND CERTIFICATES. ClearWorks, ClearWorks Integration, and Companies' agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

         Section 5.05 INDEMNIFICATION.

                  (a) The Shareholders (except for non-controlling Shareholders) hereby agree to indemnify ClearWorks and ClearWorks Integration and each of the officers, agents and directors of ClearWorks and ClearWorks Integration as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II or Article III of this Agreement. The indemnification, as well as the rights and remedies thereto, provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (b) ClearWorks and ClearWorks Integration hereby agree to indemnify the Companies and the Shareholders, and each of the officers, agents and directors of the Companies as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article I of this Agreement. The indemnification, as well as the rights and remedies thereto, provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (c) Neither party shall be liable for any indemnification except to the extent that the amount of the indemnification obligation exceeds one percent (1%) of consideration to be paid by ClearWorks for the Companies. The indemnification obligation will be limited to the consideration received by the Shareholders in connection to this Acquisition. Such indemnities by Shareholders may be satisfied by tender of ClearWorks' common stock at its current market price, in lieu of a cash payment.

         Section 5.06 PERSONAL GUARANTIES. ClearWorks and ClearWorks Integration acknowledge that Kevan Casey and Tommy Allen and Nancy Allen will cancel all personal guarantees made by them with suppliers or other creditors of the Companies.

                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                      CLEARWORKS AND CLEARWORKS INTEGRATION

         The obligations of ClearWorks and ClearWorks Integration under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 GOOD STANDING. Except as set forth in SCHEDULE 6.01, ClearWorks shall have received a certificate of good standing from the Secretary of State of the State of Texas or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that the Companies are in good standing as a corporation in the State of Texas and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.02 OTHER ITEMS.

                  (a) ClearWorks shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as ClearWorks may reasonably request in order to satisfy due diligence concerns.

                   (b) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the acquisition shall have been secured.

                   (c) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the acquisition or the related transactions.

                                   ARTICLE VII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANIES
                              AND THE SHAREHOLDERS

         The obligations of the Companies and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 7.01 GOOD STANDING. The Companies shall have received a certificate of good standing from the Secretary of State of the State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that the ClearWorks is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 7.02 OTHER ITEMS.

                  (a) The Companies shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as the Companies may reasonably request in order to satisfy due diligence concerns.

                  (b) Companies shall enter into an Employment Agreement with Kevan Casey and Tommy Allen, in accordance with the terms contained within Schedule 4.05(f) and the Voting Agreement in accordance with the terms contained within Schedule 4.05(g).

                  (c) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the acquisition shall have been secured.

                  (d) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the acquisition or the related transactions.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01 BROKERS. ClearWorks, ClearWorks Integration, and the Companies agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. The Companies and ClearWorks and ClearWorks Integration each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 8.02 GOVERNING LAW. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Texas.

         Section 8.03 ARBITRATION. If a dispute should arise, all claims, disputes, controversies, differences or other matters in question arising out of the Agreement to each other in the matters stated in this Agreement (the claims) shall be settled finally, completely and conclusively by arbitration in Houston, Harris County, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), by one or more arbitrators chosen in accordance with the Rules. Arbitration shall be initiated by written demand and the party seeking arbitration. This Agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator or arbitrators shall be final, conclusive and binding on ClearWorks, ClearWorks Integration, the Companies and the Shareholders, and judgment may be entered thereon in the District Court of Harris County, Texas, to enforce such decision and the benefits thereof. Upon appointment, the arbitrators shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator(s), the stenographer, if one is requested, ClearWorks, ClearWorks Integration, the Companies, the Shareholders, and any designated representatives of the parties. The matters submitted for arbitration, the hearings and proceedings thereunder and the arbitration award shall be kept and maintained in strictest confidence by the parties and shall not be discussed, disclosed or communicated to any persons. On request of either party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrators and any judgment enforcing such award. If counsel is required to seek the enforcement of this agreement or this particular section, counsel shall be entitled to recover its (his) reasonable and necessary attorneys' fees and costs from the opposing party.

         Section 8.04 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

               If to ClearWorks or:              Michael T. McClere
               ClearWorks Integration to         ClearWorks.net, Inc.
                                                 2450 Fondren, Suite 200
                                                 Houston, Texas 77063

               If to the Companies to:           Kevan Casey
                                                 United Computing Group, Inc.
                                                 7110 Brittmore, Suite 300
                                                 Houston, Texas 77041

                                                 Kevan Casey
                                                 United Consulting Group, Inc.
                                                 7110 Brittmore, Suite 300
                                                 Houston, Texas 77041

               With copies to:                   Thomas C. Pritchard, Esq.
                                                 Brewer & Pritchard
                                                 1111 Bagby, Suite 2450

                                                 Houston, Texas 77002

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

         Section 8.05 ATTORNEY'S FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 8.06 EXPENSES. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the Agreement shall be paid by the party incurring such expenses whether or not the acquisition is consummated.

         Section 8.07 CONFIDENTIALITY.

                  (a) Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, or such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

                  (b) NONDISCLOSURE. Neither ClearWorks, ClearWorks Integration, nor the Companies shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the acquisition, and to any party whose consent is required in connection with the acquisition or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the acquisition.

         Section 8.08 PUBLIC ANNOUNCEMENTS. ClearWorks, ClearWorks Integration, and the Companies shall consult with each other before issuing any press release or otherwise making any public statements with respect to the acquisition, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consultation with the other parties, except as may be required by law or, with respect to ClearWorks, by obligations pursuant to any listing agreement with an national securities exchange

         Section 8.09 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 8.10 THIRD PARTY BENEFICIARIES. This contract is solely between ClearWorks, ClearWorks Integration, and the Companies and the Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 8.11 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including this Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         Section 8.12 SURVIVAL; TERMINATION. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

         Section 8.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 8.14 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 8.15 ASSIGNMENT. This agreement shall not be assigned by operation of law or otherwise, provided that, subject to any approvals required by applicable law, ClearWorks may assign its respective rights and obligations to any majority-owning or owned, direct or indirect, parent, subsidiary or subsidiaries of ClearWorks, but no such assignment shall relieve ClearWorks of its obligations under this Agreement.

         Section 8.16 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 8.17 HEADINGS. The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.18 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.











            THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.


CLEARWORKS.NET, INC.                             UNITED COMPUTING GROUP,
                                                 INC. SHAREHOLDERS


By:                                              By:
   -------------------------------                  ---------------------------
    Michael McClere                                        Kevan Casey
    Chief Executive Officer
                                                 By:
                                                    ---------------------------
                                                           Charles Casey
UNITED COMPUTING GROUP, INC.
                                                 By:
                                                    ---------------------------
                                                            Tommy Allen
By:
   -------------------------------
    Kevan Casey
    President

UNITED CONSULTING GROUP, INC.                    UNITED CONSULTING GROUP,
                                                 INC. SHAREHOLDERS

By:
   -------------------------------               By:
    Kevan Casey                                     ---------------------------
    President                                               Kevin Casey

                                                 By:
                                                    ---------------------------
                                                            Charles Casey

CLEARWORKS INTEGRATION SERVICES, INC.
                                                 By:
                                                    ---------------------------
                                                            Derek Hall

By:
   -------------------------------
    Michael McClere
    Chief Executive Officer

                                VOTING AGREEMENT


         This Agreement ("Agreement") is effective as of the 30th day of December, 1999, by and among Clearworks.net, Inc., a Delaware corporation and ClearWorks Integration Services, Inc. (collectively the "Shareholder"), United Computing Group, Inc. and United Consulting Group, Inc. (collectively referred to as the "Companies"), and Kevan Casey, an individual.

                              W I T N E S S E T H:

         1. The Companies wish to sell their outstanding common stock to Shareholder pursuant to a Stock Purchase Agreement dated the date hereof ("Purchase Agreement") of which this Agreement is made a schedule, and Shareholder is desirous of the Companies making such sale.

         2. Upon the Closing of the Purchase Agreement, Shareholder will be the owners of 1,800 shares of common stock of United Computing Group, Inc., $.01 par value per share, and 1,286 shares of common stock of United Consulting Group, Inc., $1.00 par value per share.

         3. The Companies have conditioned its decision to execute and enter into the Purchase Agreement upon Shareholder and the Companies entering into this Agreement.

         NOW, THEREFORE, in consideration of the above premises, the mutual promises and covenants herein contained, and for other good and valuable consideration, the full receipt and sufficiency of which is hereby expressly acknowledged and confessed by the parties hereto, it is hereby agreed as follows:

                                    ARTICLE I

                       ELECTION OF DIRECTORS AND OFFICERS

         Section 1.01 VOTING AGREEMENT. Until December 30, 2000, the Board of Directors of the Companies shall be each composed of no more than two (2) members. Kevan Casey is currently a director of the Companies. At any shareholders meeting (or upon the taking of any action by written consent of the shareholders) of the Companies until December 30, 2000, Kevan Casey shall be designated for nomination to the Board of the Companies and Shareholder shall vote its shares of common stock of the Companies in favor of Kevan Casey. Shareholder shall be entitled to designate one person for nomination to the Board of the Companies. Shareholder hereby agrees to vote in favor of the directors as set forth above until December 30, 2000.

         Section 1.02 ELECTION OF DIRECTORS. Shareholder agrees for a period from the date hereof until December 30, 2000 that:

                  (i) in the event that Kevan Casey ceases to be a director of either Company for any reason prior to the termination of this Agreement, to vote in favor of another person named by Kevan Casey or Tommy Allen to serve as a director; and

                  (ii) in the event that the director nominated by Shareholder ceases to be a director of either Company for any reason, to vote in favor of another person nominated by Shareholder.

         Section 1.03 ELECTION OF OFFICERS. The directors set forth above agree that until December 30, 2000, the officers of the Companies shall be as follows: United Computing Group, Inc.: Kevan Casey -- President, Carl Chase -- Treasurer, Tommy Allen -- Secretary and Vice President; United Consulting Group, Inc.: Derek Hall -- President, Kevan Casey -- Chief Executive Officer, Secretary, and Vice President, Carl Chase -- Treasurer.

         Section 1.04 VOTING ON CORPORATE MATTERS. Until December 30, 2000, Shareholder and the directors set forth above, agree that all corporate matters dealing with the Companies must be approved by unanimous vote of the Companies boards of directors. In the event that a unanimous decision can not be reached, the director selected by Shareholder shall cast the decisive vote in all matters, except for the following matters, which shall require the express written consent of Kevan Casey:

                  (i) The execution or entering into of any contract, agreement, commitment, or otherwise (whether oral or written) that encumbers in any manner the assets of the Companies. Any action that requires the pledge, lien, or encumbrance of any of the Companies assets.

                  (ii) Any matter that will require the Companies to incur any debt as reflected on the Companies balance sheet.

                  (iii)   The payment of any dividends by the Companies.

                  (iv) The transfer of any assets of the Companies. The issuance of any check, cashier's check, note, or other instrument committing the Companies to pay any aggregate amount greater than $15,000 over a period of 12 months.

                  (v) The creation or any expense on the behalf of the Companies.

         It is understood by the parties that no officer, including, but not limited to, Carl Chase, may do any of the items enumerated above without the express written consent of Kevan Casey.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties and their heirs, legal representatives, successors and assigns, but to the extent assignment is permitted pursuant to this Agreement.

         Section 2.02 WAIVER OF BREACH. The waiver by either party to this Agreement of a breach or violation or any provision hereof shall not operate as or be construed to be a waiver of any subsequent breach hereof.

         Section 2.03 NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, or sent by reputable overnight courier, delivery charges prepaid, to the Companies or to Shareholder at the address set forth below or to such other address as may be furnished in writing to the other parties hereto. All such notices and communications shall be deemed to have been duly given one (1) business day after being sent by overnight courier; when confirmation received, if telecopied; and upon delivery, if delivered by hand.

               The Companies United Computing Group, Inc.
               or Kevan Casey:   United Consulting Group, Inc.
                                 7110 Brittmore, Suite 300
                                 Houston, Texas 77041
                                 Attn: Kevan Casey

               Shareholder:      ClearWorks Integration Serives, Inc.
                                 2450 Fondren, Suite 200
                                 Houston, Texas 77063
                                 Attn: Michael T. McClere


         Section 2.04 AUTHORITY. The provisions of this Agreement required to be approved and authorized by the Company have been so approved and authorized.

         Section 2.05 ARBITRATION. If a dispute should arise, all claims, disputes, controversies, differences or other matters in question arising out of the Agreement to each other in the matters stated in this Agreement (the claims) shall be settled finally, completely and conclusively by arbitration in Houston, Harris County, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), by one or more arbitrators chosen in accordance with the Rules. Arbitration shall be initiated by written demand and the party seeking arbitration. This Agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator or arbitrators shall be final, conclusive and binding on the Companies, Kevan Casey, and Shareholder, and judgment may be entered thereon in the District Court of Harris County, Texas, to enforce such decision and the benefits thereof. Upon appointment, the arbitrators shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator(s), the stenographer, if one is requested, the Shareholder, the Companies, Kevan Casey, and any designated representatives of the parties. The matters submitted for arbitration, the hearings and proceedings thereunder and the arbitration award shall be kept and maintained in strictest confidence by the parties and shall not be discussed, disclosed or communicated to any persons. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrators and any judgment enforcing such award. If counsel is required to seek the enforcement of this agreement or this particular section, counsel shall be entitled to recover its (his) reasonable and necessary attorneys' fees and costs from the opposing party.

         Section 2.06 GOVERNING LAW. This Agreement shall be interpreted in accordance with the laws of the State of Texas.

         Section 2.07 HEADINGS; GENDER. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the parties.

         Section 2.08 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement, with a counterpart being delivered to each party hereto.

         Section 2.09 LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 2.10 AMENDMENT. No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all parties.

         Section 2.11 PRIOR AGREEMENT SUPERSEDED. This Agreement constitutes the sole and only Agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

        In witness whereof, the parties hereto have executed this Agreement effective as of the date set forth above.

SHAREHOLDER:
-----------

ClearWorks.net, Inc.

Signature
         ----------------------------------

Name
    --------------------------

Title
     --------------------------------------


ClearWorks Integration Services, Inc.

Signature
         ----------------------------------

Name
    --------------------------

Title
     --------------------------------------


THE COMPANIES
-------------

UNITED COMPUTING GROUP, INC.


     --------------------------------
Kevan Casey, President

UNITED CONSULTING GROUP, INC.


     --------------------------------
Kevan Casey, Chief Executive Officer


KEVAN CASEY
-----------


-------------------------------------

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is executed by and between ClearWorks.net, Inc., Houston, Texas ("Company") and Kevan Casey ("Employee").

WHEREAS, the Employee is employed by the Company in a Managerial capacity and desires to continue such employment; and

WHEREAS, the Company desires to retain the services of Employee in such capacity.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                                W I T N E S E T H

         1. The Company agrees to employ the Employee, and the Employee agrees to render Employee's exclusive and full time service to the Company upon the terms and conditions set forth in this Agreement. Such employment shall be initially as the Vice President--Sales of United Computing Group, Inc. or such other position and with such duties as assigned from time to time by the Company. Employee hereby agrees to comply with all policies and procedures of the Company which may from time to time be established or adopted by the Company.

         2. Employee's location of employment will be at Houston, Texas and/or at such other locations as may be designated from time to time by the Company.

         3. Employee will be compensated by the Company at an annual base salary of $70,000.00, from which shall be deducted income tax withholdings, social security, and other customary employee deductions in conformity with the Company's payroll policy in effect. Employee will also be compensated a monthly cash bonus of seven percent (7%) of earnings before interest and taxes (EBIT) of United Computing Group division. Such base salary is subject to such increases as may be determined from time to time by the Company in its discretion.

         4. All payments and/or benefits under any employee benefit plan, including any life insurance, accident, medical, disability, health plan or policy (all of which are included by reference to the term "Plan") maintained by the Company for its employees, generally. Nothing herein, however, shall be construed as limiting the right of the Employee to additional or other and greater benefits if the provisions of this Agreement obligate the Company to provide such other or greater benefits.

         5. The Employee shall be reimbursed for out-of-pocket expenses reasonably incurred from time to time on behalf of the Company or any subsidiary or in the performance of his duties under this Agreement, upon the presentation of such supporting documents and forms as required by the policies and procedures of the Company.

         6. In the event Employee receives any loan, advance payment or "draw" on any compensation, expense, benefit, bonus or commission, or receives payment for or charges to Company any improper expense or other improper payment or charge, such loan, payment, draw or charge shall be repaid by Employee on demand of Company or, at Company's sole discretion and option, off set at any time against any salary, bonus, commission or any other payment owed by Company to Employee.

         7. Employee shall not, during the period of employment herein provided, directly or indirectly invest or engage in any business which is competitive with that of the Company or accept employment with or render services to a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary or other relationship of an employee to an employer.

         8. In the event that the employment of Employee hereunder shall be terminated for any reason, Employee agrees that during the period of one (1) year following the termination of such employment Employee will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than one percent (1%) of any class of outstanding securities) or as a director, officer, agent, employee or consultant, engage in any business within the State of Texas which is competitive with the Company or its subsidiaries or affiliates at the time such employment is terminated. During employment and for one (1) year following termination for any reason, Employee shall not solicit any employee, agent or representative of the Company to terminate or breach any employment, contract or any other relationship or duty to or with the Company. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof. Employee hereby acknowledges and agrees that the limitations as to time, geographical area, and scope of activity to be restrained are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Company.

         9. All information relating to the identity of the customers and suppliers of the Company or its subsidiaries or affiliates, their arrangements with such suppliers and customers, pricing methods and policies, technical, scientific and financial information, data, designs, processes, procedures, formulas and improvements relating to Company's or its subsidiary or affiliates products and services (hereinafter "Confidential Information"), shall be treated as confidential by Employee both during and after the termination of Employee's employment under this Agreement. Employee understands and acknowledges that the Confidential Information, including without limitation customer lists, accounts and information, are valuable, special and unique assets and trade secrets of the Company and that the Company has taken measures to prevent Confidential Information from becoming available to persons other than those selected by the Company to have access to such Confidential Information for limited purposes. Employee further acknowledges that prior to Employee's employment by Company Employee had no knowledge of any of the Confidential Information. Except with the prior approval of the Company, Employee shall not disclose any of such Confidential Information at any time to any person except personnel of the Company or it subsidiary or affiliated corporations authorized by the Company to receive such Confidential Information. In the event of a breach or threatened breach by the

Employee of the provisions of this paragraph, the Company shall, in addition to any other available remedies, be entitled to any injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm or corporation to whom any of such Confidential Information may be disclosed or is threatened to be disclosed.

         10. All data, designs, processes, procedures, formulas, improvements, drawings, software, photographs, copies and other records and written material prepared, compiled or conceived by Employee, solely or jointly, during the course of or in connection with Employee's duties with the Company, or with the use of the time or materials of the Company, or which relates to the business of the Company, or furnished to Employee while in the employ of the Company shall be the sole and exclusive property of the Company, none of such, data, designs, processes, procedures, formulas, improvements, drawings, software or other records, or copies thereof shall be retained by Employee upon termination of Employee's employment and shall be returned to the Company upon such termination or at such other time the Company requests such return.

         11. Employee shall promptly disclose to the Company any and all inventions, designs, improvements, and discoveries which Employee may now or hereafter have, whether developed or conceived by Employee alone or with others. All inventions, designs, improvements and discoveries which Employee, alone or with others, develops or conceives during working hours, or with the use of the Company property or assets, or which pertain or are related to the business of the Company shall be the exclusive property of the Company. Employee shall assist the Company to obtain patent, trademark, copyrights or other rights, including executing documents necessary to vest full title thereto in Company, and to protect such rights against infringement or unauthorized disclosure.

         12. The provisions of Sections 8, 9, 10 and 11 of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding termination of Employee's employment hereunder for any reason.

         13. Company or Employee may terminate Employee's employment with the Company at any time, at will and this Agreement shall not be for a specified term.

         14. Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement.

         15. This Agreement supersedes all previous agreements, written or oral, relating to Employee's employment by the Company, and shall not be changed orally, but only by a written instrument to which the Company and the Employee are both parties.

         16. Nothing herein shall limit or restrict any rights or remedies that Company might have at law or equity.

         17. The invalidity or unenforceability of any provision hereof shall be deemed severable and shall in no way affect the validity or enforceability of any other provision hereof.

         18. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail, certified mail return receipt requested or registered mail, addressed to the respective parties at the addresses stated opposite each parties name on the signature page hereof or to such other addresses as shall be designated hereafter in writing from time to time.

         19. This Agreement shall be deemed to be made, entered into and shall be construed according to the laws of the State of Texas.

         20. All disputes of any nature whatsoever arising out of or relating to this Agreement or breach hereof or Employee's employment, whether in contract or in tort, shall be submitted to binding arbitration at Houston, Texas under the Texas General Arbitration Law. All arbitration proceedings shall be heard and determined by a panel of three arbitrators. Each party shall appoint one arbitrator and the two arbitrators so appointed shall select the third. The arbitrators shall hold oral hearings at the request of either party. The prevailing party in any arbitration proceedings may be awarded its or his costs and reasonable attorneys fees. Any award of the arbitrators shall be final, and may be entered in any court having jurisdiction.

         21. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of any or substantially all of its properties or assets. Neither this Agreement nor any rights or benefits hereunder may be assigned by either party hereto, except it may be assigned by the Company to an above successor or assignee and to any subsidiary or affiliate of the Company.

         Executed effective the _____ day of ___________, 1999.

The address of the Company is:              COMPANY:
2450 Fondren, Suite 200                     CLEARWORKS.NET, INC.
Houston, Texas 77063
Attn: Chief Executive Officer

                                            BY:
                                               -----------------------------
                                            TITLE:
                                                  --------------------------

The address of the Employee is:             EMPLOYEE

-------------------------                   --------------------------------
                                            Kevan Casey
-------------------------

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is executed by and between ClearWorks.net, Inc., Houston, Texas ("Company") and Tommy Allen ("Employee").

WHEREAS, the Employee is employed by the Company in a Managerial capacity and desires to continue such employment; and

WHEREAS, the Company desires to retain the services of Employee in such capacity.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                                W I T N E S E T H

         1. The Company agrees to employ the Employee, and the Employee agrees to render Employee's exclusive and full time service to the Company upon the terms and conditions set forth in this Agreement. Such employment shall be initially as the Vice President--Sales of United Computing Group, Inc. or such other position and with such duties as assigned from time to time by the Company. Employee hereby agrees to comply with all policies and procedures of the Company which may from time to time be established or adopted by the Company.

         2. Employee's location of employment will be at Houston, Texas and/or at such other locations as may be designated from time to time by the Company.

         3. Employee will be compensated by the Company at an annual base salary of $70,000.00, from which shall be deducted income tax withholdings, social security, and other customary employee deductions in conformity with the Company's payroll policy in effect. Employee will also be compensated a monthly cash bonus of seven percent (7%) of earnings before interest and taxes (EBIT) of United Computing Group division. Such base salary is subject to such increases as may be determined from time to time by the Company in its discretion.

         4. All payments and/or benefits under any employee benefit plan, including any life insurance, accident, medical, disability, health plan or policy (all of which are included by reference to the term "Plan") maintained by the Company for its employees, generally. Nothing herein, however, shall be construed as limiting the right of the Employee to additional or other and greater benefits if the provisions of this Agreement obligate the Company to provide such other or greater benefits.

         5. The Employee shall be reimbursed for out-of-pocket expenses reasonably incurred from time to time on behalf of the Company or any subsidiary or in the performance of his duties under this Agreement, upon the presentation of such supporting documents and forms as required by the policies and procedures of the Company.

         6. In the event Employee receives any loan, advance payment or "draw" on any compensation, expense, benefit, bonus or commission, or receives payment for or charges to

Company any improper expense or other improper payment or charge, such loan, payment, draw or charge shall be repaid by Employee on demand of Company or, at Company's sole discretion and option, off set at any time against any salary, bonus, commission or any other payment owed by Company to Employee.

         7. Employee shall not, during the period of employment herein provided, directly or indirectly invest or engage in any business which is competitive with that of the Company or accept employment with or render services to a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary or other relationship of an employee to an employer.

         8. In the event that the employment of Employee hereunder shall be terminated for any reason, Employee agrees that during the period of one (1) year following the termination of such employment Employee will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than one percent (1%) of any class of outstanding securities) or as a director, officer, agent, employee or consultant, engage in any business within the State of Texas which is competitive with the Company or its subsidiaries or affiliates at the time such employment is terminated. During employment and for one (1) year following termination for any reason, Employee shall not solicit any employee, agent or representative of the Company to terminate or breach any employment, contract or any other relationship or duty to or with the Company. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof. Employee hereby acknowledges and agrees that the limitations as to time, geographical area, and scope of activity to be restrained are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Company.

         9. All information relating to the identity of the customers and suppliers of the Company or its subsidiaries or affiliates, their arrangements with such suppliers and customers, pricing methods and policies, technical, scientific and financial information, data, designs, processes, procedures, formulas and improvements relating to Company's or its subsidiary or affiliates products and services (hereinafter "Confidential Information"), shall be treated as confidential by Employee both during and after the termination of Employee's employment under this Agreement. Employee understands and acknowledges that the Confidential Information, including without limitation customer lists, accounts and information, are valuable, special and unique assets and trade secrets of the Company and that the Company has taken measures to prevent Confidential Information from becoming available to persons other than those selected by the Company to have access to such Confidential Information for limited purposes. Employee further acknowledges that prior to Employee's employment by Company Employee had no knowledge of any of the Confidential Information. Except with the prior approval of the Company, Employee shall not disclose any of such Confidential Information at any time to any person except personnel of the Company or it subsidiary or affiliated corporations authorized by the Company to receive such Confidential Information. In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Company shall, in addition to any other available remedies, be entitled to any injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm or corporation to whom any of such Confidential Information may be disclosed or is threatened to be disclosed.

         10. All data, designs, processes, procedures, formulas, improvements, drawings, software, photographs, copies and other records and written material prepared, compiled or conceived by Employee, solely or jointly, during the course of or in connection with Employee's duties with the Company, or with the use of the time or materials of the Company, or which relates to the business of the Company, or furnished to Employee while in the employ of the Company shall be the sole and exclusive property of the Company, none of such, data, designs, processes, procedures, formulas, improvements, drawings, software or other records, or copies thereof shall be retained by Employee upon termination of Employee's employment and shall be returned to the Company upon such termination or at such other time the Company requests such return.

         11. Employee shall promptly disclose to the Company any and all inventions, designs, improvements, and discoveries which Employee may now or hereafter have, whether developed or conceived by Employee alone or with others. All inventions, designs, improvements and discoveries which Employee, alone or with others, develops or conceives during working hours, or with the use of the Company property or assets, or which pertain or are related to the business of the Company shall be the exclusive property of the Company. Employee shall assist the Company to obtain patent, trademark, copyrights or other rights, including executing documents necessary to vest full title thereto in Company, and to protect such rights against infringement or unauthorized disclosure.

         12. The provisions of Sections 8, 9, 10 and 11 of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding termination of Employee's employment hereunder for any reason.

         13. Company or Employee may terminate Employee's employment with the Company at any time, at will and this Agreement shall not be for a specified term.

         14. Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement.

         15. This Agreement supersedes all previous agreements, written or oral, relating to Employee's employment by the Company, and shall not be changed orally, but only by a written instrument to which the Company and the Employee are both parties.

         16. Nothing herein shall limit or restrict any rights or remedies that Company might have at law or equity.

         17. The invalidity or unenforceability of any provision hereof shall be deemed severable and shall in no way affect the validity or enforceability of any other provision hereof.

         18. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail, certified mail return receipt requested or registered mail, addressed to the respective parties at the addresses stated opposite each parties name on the signature page hereof or to such other addresses as shall be designated hereafter in writing from time to time.

         19. This Agreement shall be deemed to be made, entered into and shall be construed according to the laws of the State of Texas.

         20. All disputes of any nature whatsoever arising out of or relating to this Agreement or breach hereof or Employee's employment, whether in contract or in tort, shall be submitted to binding arbitration at Houston, Texas under the Texas General Arbitration Law. All arbitration proceedings shall be heard and determined by a panel of three arbitrators. Each party shall appoint one arbitrator and the two arbitrators so appointed shall select the third. The arbitrators shall hold oral hearings at the request of either party. The prevailing party in any arbitration proceedings may be awarded its or his costs and reasonable attorneys fees. Any award of the arbitrators shall be final, and may be entered in any court having jurisdiction.

         21. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of any or substantially all of its properties or assets. Neither this Agreement nor any rights or benefits hereunder may be assigned by either party hereto, except it may be assigned by the Company to an above successor or assignee and to any subsidiary or affiliate of the Company.

         Executed effective the _____ day of ___________, 1999.

The address of the Company is:              COMPANY:
2450 Fondren, Suite 200                     CLEARWORKS.NET, INC.
Houston, Texas 77063
Attn: Chief Executive Officer

                                            BY:
                                               -----------------------------
                                            TITLE:
                                                  --------------------------

The address of the Employee is:             EMPLOYEE

-------------------------                   --------------------------------
                                            Tommy Allen
-------------------------